UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2022

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MediXall Group, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	333-186282	33-0864127
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2929 East Commercial Blvd., PH-D, Fort Lauderdale, Florida 33308

(Address of Principal Executive Office) (Zip Code)

(954) 440-4678

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

On August 30, 2022, MediXall Group, Inc. (the "Company") announced the departure of Mr. Noel Guillama as Chairman and CEO of MediXall. Mr. Guillama’s departure was not a result of a disagreement relating to the registrant’s operations, policies or practices. Mr. Guillama had served as Chairman and CEO since June 2022.

On August 30, 2022, upon Noel Guillama’s departure, the Board of Directors ("Board") announced the appointment of Timothy Hart as Chairman of the Board of Directors of MediXall Group, Inc. Mr. Hart has served as our Chief Financial Officer and member of our board of directors since 2012. Mr. Hart has over 30 years of accounting and finance experience. Since 2013, Mr. Hart has been the CFO and a director of Monkey Rock Group, Inc. (OTC Markets: MKRO), and since 2014, Mr. Hart has been the CFO and a director of Vanell, Corp. (OTC Markets: VANL). Mr. Hart has held the position of CFO of TBG since 2012 and has served as a director since 2013. In addition, Mr. Hart has held the position of CFO of TBG Investment Partners, LLLP since 2013. He has also served as CFO of A1 Group, Inc. since 2015. Mr. Hart has been providing accounting and consulting services through R3 Accounting LLC, a private accounting firm he formed in 2008. He consulted extensively with RailAmerica, Inc., a NYSE-listed holding company for short line and regional railroads in the U.S. which was acquired by Fortress Investment Group in 2007, during its initial public offering, and assisted the company with governmental compliance. Mr. Hart’s firm also provided consulting, strategic tax planning and compliance, and acquisition audits for Patriot Rail Corp., a Boca Raton, Florida based company which is an operator of short line and regional railroads in the U.S. Mr. Hart served as Chief Financial Officer of Alternative Americas Fuels, Inc. (OTCBB: AFAI) 2011 until 2012. Mr. Hart holds a B.A. in Accountancy, Economics and Business Administration from Thomas More University, and has been a certified public accountant since 1984. Mr. Hart devotes approximately 66% of his time to our business and operations.

On August 30, 2022, the Company appointed Travis Jackson, Chief Executive Officer of MediXall Group, Inc., Mr. Jackson is currently a member of the Board of Directors of the Company. Mr. Jackson will work under his existing employment agreement which call for $205,000 annual base salary and 1,000,000 shares of MediXall Group, Inc. common stock. Mr. Jackson was most recently the VP of Strategy & Business Development for Beacon Health Options from (June 2018-August 2021), one of the largest behavioral health organizations in the country. Beacon serves more than 40 million individuals across all 50 states, including nearly 3 million individuals under comprehensive risk-based behavioral programs. During his tenure as VP, he led sales, strategy and business development for the company in the West and Midwest US, with his sales efforts directed towards commercial health insurance plans, state and county Medicaid plans and large Third Party Administrators. While at Beacon, the Company was acquired by Anthem in 2020 and currently resides as a wholly owned subsidiary in Anthem's Diversified Business Group. Prior to Beacon, Mr. Jackson was Executive VP of Sales for Linkwell Health from (August 2017- June 2018), where he was responsible for national sales and marketing activities for the company, with these efforts directed towards health insurance plans, hospital systems and health services companies. Mr. Jackson also has had success in his career building new businesses. He was a founder of both Ascendant Behavioral Health and Highland Springs Specialty Clinics, a series of outpatient behavioral health clinics. Mr. Jackson was responsible for clinic set up including locations, billing, hiring and staffing, IT set up and clinic processes. Prior to that, Mr. Jackson was Founding Partner & Executive Vice President of Sales of My ePHIT from (2000-2006), where he created a multimillion-dollar company from an initial idea, through fundraising, production, active sales and service and renewal phases. During his time, he participated in the Executive Leadership Team of the company creating, reviewing and approving all strategy and operations, and was one of the key decision makers in the sale of the company. At time of sale, My ePHIT had achieved over 23 million paid members.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond the Company’s control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties include risks described in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on April 19, 2022 and filings with the SEC, including, without limitation, its reports on Forms 8-K and 10-Q, and the S-1 registration filed with the SEC on November 5, 2019, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediXall Group Inc.

Dated: August 31, 2022	By:	/s/ Timothy Hart
	Name:	Timothy Hart
	Title:	Chief Financial Officer